UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2024

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 White Plains Road - Suite 500

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 888-6444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Explanatory Note

Nightfood Holdings, Inc. (“NGTF”) is filing this Amendment No. 1 on Form 8-K/A to amend the Current Report on Form 8-K filed on February 12, 2024, to disclose that, on February 1, 2024, Fourth Man, LLC (“Fourth Man”) and NGTF entered into a letter agreement whereby Fourth Man agreed to amend certain promissory notes in exchange for 1,667 shares of NGTF’s Series D Preferred Stock.

Item 3.02 Unregistered Sales of Equity Securities

To the extent required by this Item 3.02, the information contained in Item 5.03 is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 7, 2024, the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) of Nightfood Holdings, Inc. (“NGTF”) was amended (the “Amended Series C COD”) by revising Section G to include a provision for adjustments for reverse stock splits. Pursuant to the Amended Series C COD, if the corporation at any time combines its outstanding shares of common stock into a smaller number of shares, then the number of shares of common stock issuable upon conversion of the Series C Preferred Stock pursuant to Section G(a) shall be proportionately decreased. No other changes were made.

Also on February 7, 2024, NGTF filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D COD”), which established 100,000 shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock”), par value of $0.001 per share, having such designations, rights and preferences as set forth in the Series D COD. The shares of Series D Preferred Stock are convertible six (6) months after issuance into common stock of NGTF at a rate of six thousand (6,000) shares of common stock for each share of Series D Preferred Stock. The shares of Series D Preferred Stock do not have voting rights and rank junior to the Series B Preferred Stock. The holders of Series D Preferred Stock are not entitled to dividends.

NGTF’s board of directors unanimously approved the Amended Series C COD and the Series D COD. The Amended Series C COD was also approved by the affirmative vote of NGTF’s majority stockholder entitling it to a majority of the voting power. The forgoing description of the amendment to the Series C Preferred Stock and rights, powers and preferences of the Series D Preferred Stock are each qualified in their entirety by reference to the Amended Series C COD and the Series D COD, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

On February 1, 2024, Fourth Man and NGTF entered into a letter agreement whereby Fourth Man agreed to amend that certain promissory note in the principal amount of $65,000 issued by NGTF to Fourth Man on June 29, 2023 (the “Note”) and that certain promissory note in the principal amount of $60,000 to Fourth Man on August 28, 2023 (the “Subsequent Note”, together with the Note, the “Notes”), effective as of January 23, 2024.

The amendment removed the right to the adjustment to the conversion price of the note to the price per share specified in Section 3.21 of the promissory note (“the Affected Adjustment”) issued on August 28, 2023 by NGTF to Fourth Man (the “Subsequent Note”). The letter also amended the Subsequent Note to remove the right to the adjustment to the conversion price during the effective period, solely with respect to the Affect Adjustment.

In exchange for Fourth Man’s execution of the letter, NGTF agreed, to (i) increase the total outstanding principal and accrued interest of the Notes and (ii) issue 1,667 shares of NGTF’s Series D Preferred Stock to Fourth Man.

The forgoing description of the amendment to the Series C Preferred Stock and rights, powers and preferences of the Series D Preferred Stock, and the letter agreement are each qualified in their entirety by reference to the Amended Series C COD, the Series D COD, and the letter agreement which are filed as Exhibits 3.1, 3.2, and 10.1 respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock
10.1	Letter Agreement between Fourth Man, LLC and Nightfood Holdings, Inc. dated February 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 19, 2024

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Lei Sonny Wang
Name:	Lei Sonny Wang
Title:	Chief Executive Officer

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